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                          EXHIBIT 23.1




DELOITTE &
TOUCHE LLP
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              3900 U.S. Bancorp Tower  Telephone:  (503) 224-1341
              111 S.W. Fifth Avenue    Facsimile:  (503) 224-2172
              Portland, Oregon  97204-3698









                                                     Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of U.S. Bancorp on Form S-8 of our report dated March 6, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to U.S. Bancorp's changes in method of accounting for investment securities and postretirement and postemployment benefits), appearing in the Annual Report on Form 10-K of U.S. Bancorp for the year ended December 31, 1994.





DELOITTE & TOUCHE LLP

Portland, Oregon
November 17, 1995











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Deloitte Touche
Tohmatsu
International
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